Exhibit 10.5(b)

2000 EQUITY INCENTIVE PLAN

OF

TARGACEPT, INC.

Stock Option Agreement

(Non-Employee Directors)

THIS AGREEMENT (the “Agreement”), made the              day of                                                  between Targacept, Inc., a Delaware corporation (the “Corporation”), and                                 , a director of the Corporation or a related corporation (the “Participant”);

R E C I T A L S :

In furtherance of the purposes of the 2000 Equity Incentive Plan of Targacept, Inc., as it may be hereafter amended (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:

1. Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which is delivered herewith or has been previously provided to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth in the Plan.

2. Grant of Option; Term of Option. The Corporation hereby grants to the Participant pursuant to the Plan, as a matter of separate inducement and agreement in connection with his service to the Corporation, and not in lieu of any salary or other compensation for his services, the right and Option (the “Option”) to purchase all or any part of an aggregate of                                               (            ) shares (the “shares”) of the common stock (the “Common Stock”) of the Corporation, at a purchase price (the “option price”) of Zero Dollars and 01/100 ($0.01) per share. The Option shall be designated as a Nonqualified Option. Except as otherwise provided in the Plan, the Option will expire if not exercised in full before                                     ,             .

3. Exercise of Option. The Option shall become exercisable on the date or dates and subject to such conditions set forth in the Plan, this Agreement and Schedule A, which is attached hereto and expressly made a part of this Agreement. To the extent that the Option is exercisable but is not exercised, the Option shall accumulate and be exercisable by the Participant in whole or in part at any time prior to expiration of the Option, subject to the terms of the Plan and this Agreement. Upon the exercise of an Option in whole or in part, payment of the option price in accordance with the provisions of the Plan and this Agreement, and satisfaction of such other conditions as may be established by the Administrator, the Corporation shall as soon thereafter as practicable deliver to the Participant a certificate or certificates for the shares purchased. Payment of the option price may be made: (i) in cash or by check; (ii) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant at the time of exercise for a period of at least six months and otherwise acceptable to the Administrator; (iii) in the event that a public market for the Common Stock exists (as defined in the Plan), by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price; (iv) by such other methods as may be permitted by the Administrator in its sole discretion in accordance with Section 6(c)(ii) of the Plan; or (v) by a combination of the foregoing methods. Shares delivered in payment of the option price shall be valued at their fair market value on the date of exercise, as determined by the Administrator by applying the provisions of the Plan.

4. No Right of Continued Service. Nothing contained in this Agreement or the Plan shall confer upon the Participant any right to continue in the service of the Corporation or a related corporation or interfere with the right of the Corporation or a related corporation to terminate the Participant’s service at any time. Except as otherwise expressly provided in the Plan or Schedule A, all rights of the Participant under the Plan with respect to the Option shall terminate upon termination of the services of the Participant with the Corporation or a related corporation.

5. Nontransferability of Option. This Option shall not be transferable other than by will or the laws of intestate succession, except as may be permitted by the Administrator of the Plan in its sole discretion in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”). Except as may be permitted by the preceding sentence, this Option shall be exercisable during the Participant’s lifetime only by the Participant.

6. Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Option or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

7. Representations and Warranties of Participant. The Participant represents and warrants to the Corporation that:

(a)	Agrees to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Participant acknowledges that there may be adverse tax consequences upon acquisition or disposition of the shares subject to the Option, and that the Participant should consult a tax advisor prior to such exercise or disposition.

(b)	Purchase for Own Account for Investment. Any shares of Common Stock acquired pursuant to the Option shall be acquired for the Participant’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the shares within the meaning of the Securities Act. The Participant has no present intention of selling or otherwise disposing of all or any portion of the shares subject to the Option.

(c)	Access to Information. The Participant has had access to all information regarding the Corporation and its present and prospective business, assets, liabilities and financial condition that the Participant reasonably considers important in making a decision to acquire the shares subject to the Option, and the Participant has had ample opportunity to ask questions of the Corporation’s representatives concerning such matters and this investment.

(d)	Understanding of Risks. The Participant is fully aware of: (i) the speculative nature of the investment in the shares of Common Stock; (ii) the financial hazards involved in investment of the Common Stock; (iii) the lack of liquidity of the shares subject to the Option and the restrictions on transferability of such shares; (iv) the qualifications and backgrounds of the management of the Corporation; and (v) the tax consequences of investment in the shares of Common Stock. The Participant is capable of evaluating the merits and risks of this investment, has the ability to protect his own interests in this transaction and is financially capable of bearing a total loss from this investment.

(e)	No General Solicitation. At no time was the Participant presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale or purchase of the shares subject to the Option.

(f)	Compliance with Securities Laws. The shares subject to the Option have not been registered with the Securities and Exchange Commission (“SEC”) under the Securities Act and, notwithstanding any other provision of this Agreement or the Plan to the contrary, the right to acquire any shares subject to this Option is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. The Participant agrees to cooperate with the Corporation to ensure compliance with such laws.

(g)	No Transfer Unless Registered or Exempt. The Participant understands that he may not transfer any shares subject to the Option unless such shares are registered under the Securities Act and qualified under applicable state securities laws or unless, in the opinion of counsel to the Corporation, exemptions from such registration and qualification requirements are available. The Participant understands that only the Corporation may file a registration statement with the SEC and that the Corporation is under no obligation to do so with respect to the shares subject to the Option. The Participant has also been advised that exemptions from registration and qualification may not be available or may not permit the Participant to transfer all or any of the shares subject to the Option in the amounts or at the times proposed by him. The Participant also agrees in connection with any registration of the Corporation’s securities that, upon the request of the Corporation or the underwriters managing any public offering of the Corporation’s securities, the Participant will not sell or otherwise dispose of any shares without the prior written consent of the Corporation or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Corporation or the underwriters may specify.

8. Other Restrictions on Option and Shares.

(a)

As a condition to the issuance and delivery of shares subject to the Option, or the grant of any benefit pursuant to the terms of the Plan, the Corporation may require the Participant or other person to become a party to a stockholders agreement, buy-sell agreement, redemption agreement, repurchase agreement or other agreement between the Corporation and stockholders of the Corporation or among stockholders of the Corporation or such other agreements imposing such restrictions as may be required by the Corporation. Without in any way limiting the effect of the foregoing, the Participant hereby expressly acknowledges and agrees that the Corporation shall require, prior to the issuance of any shares pursuant to this Agreement, that the Participant become a party to that certain Second Amended and Restated Stockholders Agreement dated as of November 26, 2002, by and among Targacept, Inc. and the stockholders thereof, as amended.

(b)	The Corporation may impose such restrictions on the Option and any shares issuable pursuant to the exercise of the Option as it may deem advisable, including without limitation restrictions under the federal securities laws, or the requirements of any stock exchange or similar organization or any blue sky or state securities laws applicable to such shares. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, to make any other distribution of benefits, or to take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation will be under no obligation to register the shares of Common Stock with the SEC or to effect compliance with the exemption, registration, qualification or listing requirements of any state securities laws, stock exchange or similar organization, and the Corporation will have no liability for any inability or failure to do so. The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of the Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

9. Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of Delaware, without regard to the principles of conflict of laws.

10. Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be modified or amended only by the written agreement of the parties hereto. The waiver by the Corporation of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

11. No Rights as a Stockholder. The Participant and his legal representatives, legatees or distributees shall not be deemed to be the holder of any shares subject to the Option and shall not have any rights of a stockholder unless and until certificates for such shares have been issued and delivered to him or them.

12. Withholding. The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation the amount of any federal, state, local or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Option and delivery of the shares, to satisfy such withholding obligations.

13. Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator (as such term is defined in the Plan), and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement is final and binding.

14. Notices. Except as may be otherwise provided by the Plan, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Corporation’s records, or if to the Corporation, at the Corporation’s principal office.

15. Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Corporation and by the Participant effective as of the day and year first above written.

TARGACEPT, INC.

By:
_____________________

Attest:

_____________________

[Corporate Seal]

PARTICIPANT

_____________________

2000 EQUITY INCENTIVE PLAN

OF

TARGACEPT, INC.

Stock Option Agreement

(Non-Employee Directors)

SCHEDULE A

Date Option granted:                                         ,                 .

Date Option expires:                                         ,                 .

Number of shares subject to Option:                              shares.

Option price (per share): $0.01.

Type of Option: Nonqualified Stock Option

Date Installment First Exercisable	Percentage of Option Which Is Exercisable
_____________________	100%

Other Conditions to Exercise: